Exhibit 10.1

CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE

THIS CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE (the “Agreement”) is made and entered into by and between Eric R. Mortensen, M.D., Ph.D. (hereafter “Employee”) and CytoSorbents Corporation on behalf of itself and each of its subsidiaries, affiliates, divisions, predecessors, successors, and assigns (hereinafter referred to collectively as the “Company” or “CytoSorbents”).

WHEREAS, the Employee was employed as the Chief Medical Officer of the Company pursuant to that certain Employment Agreement dated as of May 23, 2017 (the “Employment Agreement”); and

WHEREAS, based upon the mutual agreement of the Employee and the Company, the parties do not intend to renew the term of the Employment Agreement and the Employee’s employment with the Company will end as of December 31, 2019 (the “Separation Date”);

Pursuant to the terms and conditions set forth herein and in consideration of the premises and mutual promises contained herein, it is agreed by and between Employee and the Company as follows:

1.                  Separation Date: Based upon the mutual agreement of the parties, Employee’s last date of employment with CytoSorbents shall be the Separation Date. Employee agrees and represents that from and after the Separation Date, he will not be, nor will he hold herself out as, an employee or agent of CytoSorbents. The Employee shall take any unused, accrued vacation available to him in December 2019. The Employee will not receive any additional payments for unused vacation time.

2.                  Separation Payments and Benefits: In consideration of the releases and covenants given by Employee as set forth in this Agreement and Employee’s compliance therewith, and provided that Employee signs and does not revoke this Agreement, the attached Reaffirmation, and further complies with all of the terms and conditions herein, CytoSorbents agrees as follows:

(a)	Separation Payment: The Company shall pay to Employee a separation payment, less applicable Federal and State taxes, withholdings and legally required deductions, payable in a lump sum of $118,650.00, less applicable withholdings and deductions (the “Separation Payment”), provided that Employee executes and does not exercise his right to revoke this Agreement in accordance with Paragraph 21 below, remains in compliance with his ongoing obligations under this Agreement, and provided Employee timely signs and returns the Reaffirmation annexed as Exhibit A on the Separation Date. Employee acknowledges that Employee would not be entitled to receive this payment absent execution of and compliance with this Agreement and the Reaffirmation and agrees that the amount of the Separation Payment is greater than any amount Employee is otherwise entitled to receive from CytoSorbents, Inc. and/or the Releasees (as that term is defined in Paragraph 7 below) under any law, contract, policy, promise, expectation, or otherwise, either as compensation, wages, commissions, incentives, accrued but unused vacation or paid time off, severance, benefits, reimbursements, damages, or otherwise. The lump sum payment shall be made on or after January 1, 2020 and before January 31, 2020.

(b)	COBRA: If Employee timely elects continued health coverage under COBRA, the Company agrees to pay directly to the carrier on behalf of Employee the same employer premium percentage contribution in effect on the Separation Date until December 31, 2020, provided Employee remains eligible for COBRA benefits and does not qualify for health coverage under another employer during this period. Accordingly, Employee agrees to notify Company as soon as possible after Employee becomes eligible for health insurance coverage under another employer or ceases to be eligible for COBRA benefits. Notwithstanding the foregoing, if the payments made by the Company under this Paragraph would violate the nondiscrimination rules or result in the imposition of penalties under the Patient Protection and Affordable Care Act of 2010 and related regulations and guidance, the parties agree to reform this Paragraph as necessary to ensure compliance.

3.                  Business Expense Reimbursement: The Company will reimburse Employee for all approved business expenses incurred prior to the Separation Date, provided that Employee submits to the Company, on or prior to thirty days after the Separation Date, an expense report with adequate documentation of such expenses in accordance with the Company’s policies.

4.                  Other Rights and Benefits: As of the Separation Date, Employee’s (i) accrual of paid time off, (ii) participation in any and all health, dental and prescription plans, and (iii) participation in any and all Life, AD&D, long term disability, and 401(k) retirement savings plans will terminate. Employee’s execution of this Agreement shall not diminish any vested benefits Employee may have under any ERISA plan, which benefits shall be subject to the terms of applicable plan documents.

5.               Full Discharge of Obligations: Employee understands and agrees that he is not entitled to, and will not receive, any payments or benefits of any kind (including but not limited to wages, bonus payments, incentive compensation payments, or other payments to which he otherwise might have been entitled) from the Company except as expressly set forth herein above. Employee further represents that he has or will receive all compensation, including salary payments, due and owing through the Separation Date. In addition, Employee understands and agrees that after the Separation Date, he will not accrue any further benefits under any of the Company’s applicable plans.

6.               Release: As a material inducement to the Company to enter into this Agreement and to give Employee the payments and benefits described above, Employee forever releases and discharges the Company and each of its predecessors, successors, assigns, partners, directors, officers, members, shareholders, employees, representatives, attorneys, agents, divisions, subsidiaries, and affiliates (and the past and present partners, directors, officers, members, shareholders, employees, representatives, attorneys and agents of such divisions, subsidiaries and affiliates), and all persons acting by, through, under, or in concert with any of them (collectively, “Releasees”), from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, in law or equity, known or unknown, suspected or unsuspected, that Employee and his issue, heirs, representatives, successors, agents, executors, administrators and assigns ever had, now have or hereafter can, shall or may have for, upon, or by reason of any matter, cause or thing whatsoever through the date he signs and returns this Agreement, including but not limited to any claims arising out of his employment by the Company and the cessation of such employment; any claims for unpaid wages, back pay, bonuses, incentive pay, vacation pay, legal fees, severance or other compensation; any claims arising under any contracts (including but not limited to the Employment Agreement), express or implied, or any covenant of good faith and fair dealing, express or implied; any tort, including without limitation intentional infliction of emotional distress, defamation, fraud and breach of duty; any legal restrictions on the Company’s right to terminate employees; and any federal, state, local, or other governmental common law, statute, regulation, or ordinance, including without limitation: Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Older Workers’ Benefit Protection Act, the Genetic Information Nondiscrimination Act of 2008, the Worker and Adjustment Retraining Notification (“WARN”) Act, the Equal Pay Act, the Employee Retirement Income Security Act, the Rehabilitation Act of 1973, the Family and Medical Leave Act of 1993, the Americans with Disabilities Act, the Sarbanes-Oxley Act of 2002, the Fair Labor Standards Act, the False Claims Act, the New Jersey Conscientious Employee Protection Act, the New Jersey Law Against Discrimination, the New Jersey Family Leave Act, the New Jersey False Claims Act, the New Civil Rights Act, New Jersey wage and hours laws, each of the foregoing as amended; provided, however, that nothing contained herein shall serve to waive any (a) claims or rights that, pursuant to law, cannot be legally waived or subject to a release of this kind, such as claims for unemployment or workers’ compensation benefits; (b) rights to vested benefits under any applicable retirement plans as of the Separation Date; (c) rights to vested Stock Options and rights arising under the Stock Option Agreement and Company’s Stock Plan; and/or (d) claims arising under or to enforce the terms of this Agreement. Moreover, nothing herein shall be construed to prohibit Employee from filing a charge with, or participating in any investigation or proceeding conducted by, the Equal Employment Opportunity Commission or a similar state or local agency (“EEOC”); provided, however, that Employee agrees and covenants to waive his right to recover monetary damages in any such charge, complaint, or lawsuit filed by him or by any other person, organization, or other entity on his behalf with respect to the claims lawfully released by this Agreement.

7.               No Actions: Employee, for himself and his issue, heirs, representatives, successors, agents, executors, administrators, and assigns, represents and warrants that, to the fullest extent permitted by law, he has not filed any complaints or charges or lawsuits against the Company with any governmental agency or court and hereby covenants not to sue or to file any complaints, charges or lawsuits except as expressly permitted herein. Employee further represents and warrants that he is not aware of, nor has he engaged in, any violations in any material respect by the Company of applicable law or sound, ethical business practices.

8.               Cooperation: Employee and the Company agree that certain matters in which he has been involved during his employment may require his cooperation with the Company in the future. Accordingly, to the extent reasonably requested by the Company and to help ensure a smooth transition from the Company, Employee agrees to cooperate with the Company upon its reasonable request to provide assistance in connection with any matters in which he was involved while employed by the Company. In particular, but without limitation, Employee agrees to make himself reasonably available to the Company to respond to requests by the Company for information relating to any litigation, arbitration or governmental or regulatory inquiry or investigation, or similar proceeding, and to provide truthful testimony to any court, agency or other adjudicatory body.

9.               Confidentiality: (a) Employee recognizes that any knowledge or information of any type whatsoever of a confidential nature relating to the business of the Company or any of its subsidiaries, divisions, or affiliates, including without limitation all types of trade secrets, client lists or information, employee lists or information, information regarding investment management, trading, product development, marketing plans, management organization, operating policies or manuals, performance results, business or strategic plans, financial records, or other financial, commercial, business or technical information (collectively “Confidential Information”) must be protected as confidential, not copied, disclosed or used other than for the benefit of the Company at any time unless and until such knowledge or information is in the public domain through no wrongful act by Employee. To the fullest extent permitted by law, Employee further agrees not to divulge to anyone (other than the Company or any persons employed or designated by CytoSorbents), publish, or make use of any such Confidential Information without the prior written consent of the Company. Employee’s obligations in this Paragraph 9(a) are in addition to any of Employee’s continuing obligations under the Confidentiality, Non-Disclosure, E-Mail, Telephone, Fax and Computer Policy and Agreement, dated May 17, 2017 (“Confidentiality and Non-Disclosure Agreement”), which continuing obligations remain in full force and effect and are expressly incorporated herein.

(b)       Nothing in this Agreement is intended to or shall preclude Employee from: (i) providing truthful testimony on any subject matter in response to a valid subpoena, court order, regulatory request or other judicial, administrative or legal process or otherwise as required by law, in which event Employee shall notify the Company of the anticipated testimony in writing, unless prohibited to do so by law, as promptly as practicable after receiving any such request and at least ten (10) business days prior to providing such testimony (or, if such notice is not possible under the circumstances, with as much prior notice as is possible) so that the Company may seek a protective order or other appropriate remedy; or (ii) reporting, without any prior authorization from, or notification to, the Company, possible violations of federal law or regulation to any governmental agency or entity, including but not limited to the Securities and Exchange Commission, the Department of Justice, the Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. If such a protective order or other remedy described in clause (i) of the foregoing sentence is not obtained, or the Company waives compliance with this Agreement, Employee shall furnish only that portion of such subject matter that is legally required and shall exercise all reasonable efforts to obtain reliable assurance that confidential treatment will be accorded to the subject matter to be disclosed.

(c)       Employee is hereby further notified in accordance with the Defend Trade Secrets Act of 2016 that he will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that: (i) is made (x) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (y) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

(d)       Employee expressly agrees to keep secret and strictly confidential the existence of and terms of this Agreement and further agrees not to disclose, make known, discuss or relay any information concerning this Agreement, the circumstances leading up to this Agreement or the contents hereof to anyone except: (i) with the prior written consent of the Company; (ii) to Employee’s attorney or tax preparers, provided such individuals are specifically instructed to maintain such information as confidential and agree to keep said information strictly confidential and not disclose it to others; or (iii) as may be required by law, including in response to valid legal process or upon request by a government taxing authority or other government entity. Moreover, this Agreement and its terms shall not be used or disclosed in any court, arbitration or legal proceedings, except to enforce the provisions of this Agreement, in which case the Agreement shall be filed under seal. In the event that Employee is compelled to make disclosures related to any released party pursuant to a subpoena or other court process, or Employee has advance notice that a subpoena or other court process may result in the disclosure of confidential information, or Employee should reasonably conclude that a subpoena or other court process may result in the disclosure of confidential information, then Employee shall provide advance written notice of such compelled disclosure to the Company within sufficient time for the Company to object to disclosure.

(e)       Nothing in this Section 9 is intended to and shall not interfere with Employee’s exercise of his preserved rights described in this Agreement. IN ADDITION, ALTHOUGH THIS AGREEMENT DOES NOT HAVE THE PURPOSE OR EFFECT OF CONCEALING THE DETAILS RELATING TO A CLAIM OF DISCRIMINATION, RETALIATION OR HARASSMENT, PLEASE BE ADVISED THAT SUCH A PROVISION IS UNENFORCEABLE AGAINST THE EMPLOYER IF THE EMPLOYEE PUBLICLY REVEALS SUFFICIENT DETAILS OF THE CLAIM SO THE EMPLOYER IS REASONABLY IDENTIFIABLE.

10.           Return of Company Property: As of the Separation Date, Employee will have returned to the Company all Confidential Information, files, memoranda, and records, cardkey passes, door and file keys, computer access codes, software, corporate credit card, cell phone and other property which he received, acquired, or prepared in connection with his employment with the Company, and any and all copies, duplicates, reproductions, synopses, and/or excerpts thereof (collectively, “Company Property”). Employee further agrees that by no later than the Separation Date, he will permanently and irrevocably delete any intangible Company Property which exists or is stored (i) in any e-mail account; (ii) in any “cloud” account; or (iii) on any computer, tablet, cellular phone or smartphone, the foregoing of which are accessible, controlled, or owned by him. Employee agrees to disclose to the Company all passwords necessary or desirable to enable the Company to access all information which Employee has password-protected on any of its computer equipment or on its computer network or system.

11.           Non-Disparagement: Employee agrees not to make, directly or indirectly, or encourage others to make, any disparaging remarks or send any disparaging communications, directly or indirectly, concerning the Company, the business or management of Company or any of its parents, subsidiaries, affiliates, divisions, or any of their respective officers, directors, agents, representatives or employees. Nothing in this Agreement is intended to (a) preclude the Employee from making any truthful statement to the extent required by law or by any court, arbitrator, mediator or administrative or legislative body with actual or apparent jurisdiction to order such person to disclose or make accessible such information; or (b) unlawfully impair or interfere with Employee’s rights under Section 7 of the National Labor Relations Act. The parties understand that this provision is a material one, and should Employee disparage the Company, its parents, subsidiaries, affiliates, divisions, their reputation and/or business and any of their respective past and present officers, directors, agents, representatives or employees, Employee shall be required to (i) personally to pay each such entity or person damages for each breach and (ii) return the separation payment provided herein to the Company, less $100.

12.           Rule of Ambiguities: It is agreed and understood that the general rule that ambiguities are to be construed against the drafter shall not apply to this Agreement. In the event that any language in this Agreement is found or claimed to be ambiguous, each party shall have the same opportunity to present evidence as to the actual intent of the parties with respect to any such ambiguous language without any inference or presumption being drawn against the drafter.

13.           Severability: It is the desire and intent of the parties that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. In the event that any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement shall be held to be excessively broad as to duration, scope, activity or subject, such provisions shall be construed by limiting or reducing them so as to be enforceable to the maximum extent compatible with applicable law.

14.           Non-Admission of Liability: This Agreement is not, and shall not in any way be construed as, an admission by the Company that it has acted wrongfully with respect to Employee or any other person, or that Employee has any rights whatsoever against the Company except as set forth herein. The Company specifically disclaims any liability to or wrongful acts against Employee or any other person.

15.           Representation: Employee acknowledges that he was advised by the Company to consult with an attorney of his own choosing concerning the waivers contained in this Agreement, and that the waivers Employee has made herein are knowing, conscious, and with full appreciation that Employee is forever foreclosed from pursuing any of the rights so waived.

16.           No Modification: No waiver or modification of this Agreement or any term or provision hereof shall be binding unless it is in writing and signed by the parties hereto or their expressly authorized representatives.

17.           Choice of Law; Dispute Resolution: This Agreement shall be construed in accordance with the laws of the State of New Jersey without regard to conflicts of law principles. Except as otherwise provided herein, the parties agree that the resolution of any matter in any way arising out of, relating to, or connected with this Agreement or Employee’s employment by the Company (or the termination thereof) shall be submitted to confidential, mandatory, binding arbitration administered by the American Arbitration Association (AAA) pursuant to its Employment Arbitration Rules & Procedures then in effect, with proceedings to be held in Mercer County, New Jersey. EMPLOYEE AND THE COMPANY AGREE THAT THE U.S. FEDERAL ARBITRATION ACT GOVERNS THE INTERPRETATION AND ENFORCEMENT OF THIS PROVISION, AND EACH PARTY WAIVES THE RIGHT TO A TRIAL BY JURY. ANY ARBITRATION HEREUNDER SHALL PROCEED SOLELY ON AN INDIVIDUAL BASIS WITHOUT THE RIGHT FOR ANY CLAIMS TO BE ARBITRATED ON A CLASS ACTION BASIS OR ON A BASIS INVOLVING CLAIMS BROUGHT IN A PURPORTED REPRESENTATIVE CAPACITY ON BEHALF OF OTHERS. NO DISPUTE OR CONTROVERSY MAY BE JOINED WITH ANOTHER AND CLASS AND COLLECTIVE ACTIONS UNDER THIS ARBITRATION PROVISION ARE PROHIBITED, AND THE ARBITRATOR SHALL HAVE NOT AUTHORITY TO PROCEED ON SUCH BASIS. Judgment on any arbitration award may be entered in any court having jurisdiction. Notwithstanding the foregoing, in the event of a breach or threatened breach of any covenants in Paragraphs 9(a), 10 and/or 11 herein, it is understood and agreed that the aggrieved party shall be entitled to seek temporary, preliminary and/or final injunctive relief without the necessity of posting any bond or similar security in connection with such action, as well as other applicable remedies at law or in equity available against the breaching party or others. Employee and the Company hereby submit to the exclusive jurisdiction of the state and federal courts located in New Jersey (and waive the defenses of lack of jurisdiction or inconvenient forum to the maintenance of any such action or proceeding in such venue) for any action to stay or to compel arbitration, or for proceedings to obtain injunctive relief for a breach or threatened breach of any covenants in Paragraphs 9(a), 10 and/or 11 herein.

18.           Injunctive Relief: Employee agrees and acknowledges that the Company will be irreparably harmed by any breach, or threatened breach, by him of Paragraphs 9(a), 10 and/or 11, of this Agreement and that monetary damages would be grossly inadequate. Accordingly, he agrees that in the event of a breach or threatened breach by his of this Agreement, the Company shall be entitled to immediate injunctive or other preliminary or equitable relief, as appropriate, in addition to all other remedies available at law and equity, without being required to post a bond.

19.           No Disclosure: Other than as may be required by law, Employee agrees not to disclose to anyone, other than his spouse, accountant, and attorney, the contents of this Agreement, the circumstances surrounding it, or its terms, conditions, and negotiation, including the dollar amounts set forth herein, and then only upon their express agreement not to disclose such subject matter to another person, except as required by law.

20.           Entire Agreement: This Agreement sets forth the entire agreement between the parties hereto and fully supersedes and replaces any and all prior agreements, arrangements, or understandings (whether oral or written) between the parties hereto pertaining to the subject matter hereof, with the exception of any continuing obligations under the Confidentiality and Non-Disclosure Agreement and the Employment Agreement. Employee acknowledges that he continues to be bound by the surviving provisions of the Employment Agreement, including but not limited to sections 8, 9, 10, 11, 12, and 13, which include post-employment restrictive covenants. Employee acknowledges and agrees that in signing this Agreement, he has not relied upon any representation, promise, or inducement that is not expressly set forth in this Agreement.

21.              Revocation Period; Effective Date: Employee shall have a period of twenty-one (21) days from the date on which a copy of this Agreement has been delivered to him to consider whether to sign it. In the event that Employee elects to sign and return to the Company a copy of this Agreement, he has a period of seven (7) days following the date of his execution to revoke this Agreement (the “Revocation Period”) by delivering a written letter to CytoSorbents Corporation, 7 Deer Park Drive, Suite K, Monmouth Junction, NJ 08852 Attention: Kathleen Bloch, Chief Financial Officer within the Revocation Period notifying CytoSorbents of Employee’s revocation. Employee further acknowledges and agrees that, in the event that he revokes this Agreement, the Agreement shall have no force or effect, and he shall have no right to receive any of the payments or benefits provided for hereunder. Provided that Employee signs and does not revoke the Agreement as set forth above, it shall become effective on the eighth (8th) day following Employee’s execution of this Agreement (the “Effective Date”). Employee acknowledges and agrees that, in the event he does not sign this Agreement within such twenty-one (21) day period or he revokes his consent during the additional seven (7) day period described above: (i) the Agreement shall have no force or effect; (ii) he shall have no right to receive the arrangements, payments, and benefits described herein; and (iii) his last day of employment with the Company will be the Separation Date.

22.              Voluntary Execution: Employee hereby acknowledges and confirms that: (i) Employee has read this Agreement in its entirety and understands all of its terms; (ii) by this Agreement, Employee has been advised in writing to consult with an attorney of Employee’s choosing and has consulted with such counsel as the Employee deemed necessary; (iii) Employee knowingly, freely and voluntarily agrees to all of the terms and conditions in this Agreement, including, without limitation, the wavier, release and covenants; (iv) Employee is signing this agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Employee is otherwise entitled; (v) Employee was given at least twenty-one (21) days to consider the terms of this Agreement; and (vi) Employee understands that the waiver and release contained in this Agreement do not apply to rights and claims that may arise after the date on which Employee signs this Agreement.

23.              Counterparts: This Agreement may be executed in any number of counterparts, which together shall be effective as if they were a single document. Signatures on the Agreement transmitted by email or facsimile copy shall have the same force and effect as original signatures.

24.              Cost of Enforcement: In the event of litigation or arbitration involving this Agreement, the non-prevailing party shall reimburse the prevailing party for all costs and expenses, including reasonable attorneys’ fees and expenses, incurred in connection with any such litigation or arbitration, including any appeal therefrom.

25.              Reaffirmation. To receive the payments and benefits of this Agreement, the Employee shall also be required to timely sign and return the Reaffirmation annexed as Exhibit A to the Company on the Separation Date.

PLEASE READ CAREFULLY. THIS CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE INCLUDES A RELEASE OF KNOWN AND UNKNOWN CLAIMS.

Executed, this 9th day
of December, 2019.
/s/ Eric R. Mortensen
Eric R. Mortensen, M.D., Ph.D.

Executed, this 9th day
of December, 2019.
CYTOSORBENTS CORPORATION

	By:	/s/ Phillip P. Chan
Dr. Phillip P. Chan, President and CEO

This Reaffirmation must be signed & returned to the Company on the Separation Date.

REAFFIRMATION OF SEPARATION AND GENERAL RELEASE AGREEMENT

1.       Capitalized terms used but not defined in this Reaffirmation shall have the meaning set forth in the Separation Agreement between the Company and Mortensen, a copy of which is attached hereto.

2.       Mortensen hereby affirms the validity of the releases set forth in the Separation Agreement and all other provisions of the Separation Agreement. Mortensen also affirms that, to the best of his knowledge, he is not in default of any provision of the Separation Agreement. Mortensen acknowledges that the Separation Agreement is complete, true, accurate, valid and in full force and effect as of the date below.

3.       In consideration of the terms described in the Separation Agreement, Mortensen hereby unconditionally and irrevocably releases, waives, discharges and gives up, to the full extent permitted by law, any and all claims that Mortensen may have against any of the Releasees, arising on or prior to the date of Mortensen’s execution and delivery of this Reaffirmation to the Company. This releases all claims including those of which Mortensen is not aware and those not mentioned in the Separation Agreement or this Reaffirmation. Mortensen specifically releases any and all claims arising out of Mortensen’s employment relationship with the Company or separation therefrom.

4.       Mortensen reaffirms the representations set forth in the Separation Agreement and acknowledges and understands that by entering into the Separation Agreement and this Reaffirmation, Mortensen does not waive any rights or claims that may arise after the date that Mortensen executes and delivers this Reaffirmation to the Company.

5.       Mortensen is hereby advised and encouraged by the Company to consult with his own independent counsel before signing this Reaffirmation. Mortensen represents and warrants that he (i) has had sufficient opportunity to consider this Reaffirmation, (ii) has read this Reaffirmation, (iii) understands all the terms and conditions hereof, (iv) is not incompetent or had a guardian, conservator or trustee appointed for him, (v) has entered into this Reaffirmation of his own free will and volition, (vi) has duly executed and delivered this Reaffirmation, (vii) understands that he is responsible for his own attorneys’ fees and costs, (viii) has been advised and encouraged by the Company to consult with his own independent counsel before signing this Reaffirmation (ix) has had the opportunity to review this Reaffirmation with counsel of his choice or has chosen voluntarily not to do so, (x) understands that he has been given a reasonable amount of time to review this Reaffirmation before signing this Reaffirmation, (xi) understands that if he does not sign and return this Reaffirmation to the Company within the time frame provided, he shall not be entitled to receive the separation payment and benefits referenced in the Separation Agreement, and (xii) understands that this Reaffirmation is valid, binding, and enforceable against him in accordance with its terms.

Agreed to and accepted on this 31st day of December, 2019

Eric Mortensen, M.D., Ph.D.

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